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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2170 Piedmont Road, N.E., Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

        PLEASE TAKE NOTICE that the 2013 Annual Meeting of Stockholders of ROLLINS, INC., a Delaware corporation (the "Company"), will be held at the Company's corporate office located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 23, 2013, at 12:30 P.M EST. for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  To elect three Class III nominees identified in the attached Proxy Statement to the Board of Directors;

  2.
  To approve the Performance-Based Incentive Cash Compensation Plan for Executive Officers;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

  4.
  Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

        The Proxy Statement dated March 18, 2013 is attached.

        The Board of Directors has fixed the close of business on March 1, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        This Proxy Statement and accompanying proxy card are being mailed to our stockholders along with the Company's 2012 Annual Report for the fiscal year ended December 31, 2012. Voting can be completed by returning the proxy card, through the telephone at 1-800-690-6903 or online at www.proxyvote.com.

        Important notice regarding the availability of proxy materials for the Annual Meeting of the Stockholders to be held on April 23, 2013: The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/775711.

BY ORDER OF THE BOARD OF DIRECTORS
Thomas E. Luczynski Secretary

Atlanta, Georgia
March 18, 2013

        Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

 PROXY STATEMENT

        This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 18, 2013. The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 23, 2013, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company's Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

        A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for the election to the Board of Directors, in favor of the proposal to approve the Performance-Based Incentive Cash Compensation Plan for Executive Officers and in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2013.

        A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing your vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Proxy Materials

        The Company has adopted the process called "householding" for any proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy material, unless we receive contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

        If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the proxy material can request householding by contacting the Company in the same manner.

 CAPITAL STOCK

        The outstanding capital stock of the Company on March 1, 2013 consisted of 146,293,030 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2013, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome. In this case, the nominees receiving the most votes will be elected. The affirmative vote of a majority of the votes cast will be required to approve the Performance-Based Incentive Cash Compensation Plan for the Executive Officers. Abstentions and broker non-votes will have no effect on the proposal for approval of the Performance-Based Incentive Cash Compensation Plan for Executive Officers. The affirmative vote of a majority of a quorum of the Company's outstanding shares of Common Stock present and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company's independent registered public accounting firm for fiscal year 2013. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect on the proposal for the ratification of the appointment of the Company's independent registered public accounting firm. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 56 percent of the outstanding shares of Common Stock, will be voted for the nominees, the proposal to approve the Performance-Based Incentive Cash Compensation Plan for Executive Officers, and for the ratification of the appointment of the Company's independent registered public accounting firm.

 STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The names of the executives recognized in the Summary Compensation Table and the name and address of each stockholder (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on March 1, 2013, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, N.E. Atlanta, Georgia	76,844,542	(2)	52.5
Gary W. Rollins Vice Chairman and Chief Executive Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	78,022,733	(3)	53.3
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	8,004,214	(4)	5.5
Harry J. Cynkus Senior Vice President, Chief Financial Officer and Treasurer 2170 Piedmont Road, N.E. Atlanta, Georgia	1,382,141	(5)	0.9
John F. Wilson President and Chief Operating Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	192,463	(6)	0.1
Eugene A. Iarocci Vice President 2170 Piedmont Road, N.E. Atlanta, Georgia	116,737	(7)	0.1
All Directors and Executive Officers as a group (13 persons)	82,623,792	(8)	56.5

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 4,149,416 shares of the Company Common Stock held in three trusts of which he is a Co Trustee and as to which he shares voting and investment power. Also includes 318,441* shares of the Company held by his wife. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. R. Randall Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 220,500 shares of restricted stock awards for Company Common Stock, 8,592 shares of Company Common Stock in an individual retirement account and 3,083 shares of Company Stock in the Rollins, Inc. 401(k) Plan.

  Mr. Rollins is part of a control group holding company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 4,149,416 shares of the Company in three trusts of which he is a Co Trustee and as to which he shares voting and investment power. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 245,000 shares of restricted stock awards for Company Common Stock, 16,791 shares of Company Common Stock in the Company's employee stock purchase plan and 107,037 shares of Company Common Stock held by the Rollins 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
According to the Schedule 13G, each of Neuberger Berman LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC's various registered mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. Also includes shares held in individual client accounts over which Neuberger Berman LLC has shared power to dispose but does not have voting power. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternative Fund Management LLC, NB Alternatives Advisers LLC and Neuberger Berman Fixed Income LLC, affiliates of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced herein.

(5)
Includes 1,197,986 shares of Company Common Stock held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes 111,000 shares of restricted stock awards for Company Common Stock and 8,628 shares of Company Common Stock in the Rollins, Inc. 401(k) Plan.

(6)
Includes 82,500 shares of restricted stock awards for Company Common Stock and 3,543 shares of Company Common Stock in the Company's employee stock purchase plan.

(7)
Includes 82,500 shares of restricted stock awards for Company Common Stock, 3,071 shares of the Company Common Stock in the Rollins, Inc. 401(k) plan and 1,184 shares of Company Common Stock in the Company's employee stock purchase plan.

(8)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common Stock ownership have been included only once.

*
Mr. R. Randall Rollins and Mr. Gary W. Rollins disclaim any beneficial interest in these holdings.

Stock Ownership Requirements

        The Company has adopted stock ownership guidelines for the named executive officers identified in the previous table and for key executives designated by the Compensation Committee. The current guidelines as determined by the Compensation Committee include:

  1.
  Chairman of the Board of Directors and CEO—Ownership equal to 5 times base salary

  2.
  Rollins, Inc President—Ownership equal to 4 times base salary

  3.
  Other Rollins Officers and Orkin, LLC President—Ownership equal to 3 times base salary

  4.
  Division and Brand Presidents—Ownership equal to 2 times base salary

  5.
  Other covered executives—Ownership equal to 1 times base salary

        The covered executives have a period of four years in which to satisfy the guidelines, from the date of appointment to a qualifying position. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC's rules and regulations) including shares owned outright by the executive, shares held in Rollins 401(k) retirement savings plan, stock held in the Rollins employee stock purchase and dividend reinvestment plan, shares obtained through stock option exercise and held, restricted stock awards whether or not vested and shares held in trust in the employee's name. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Executive Stock Ownership Guidelines and the executive is required to retain a minimum of 25% of any future equity awards.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        At the Annual Meeting, Messrs. Bill J. Dismuke, John F. Wilson and Thomas J. Lawley, M.D. will be nominated to serve as Class III directors. The nominees for election at the 2013 Annual Meeting are now directors of the Company, except for Messr. John F. Wilson who was recommended to the Nominating and Governance Committee as a director candidate by Messrs. R. Randall Rollins and Gary W. Rollins. The directors in Class III will serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Mr. Wilton D. Looney, currently a Class III, will not be standing for re-election. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.

Director Qualifications

        As described in more detail below, we believe that each of our directors are well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The information below has the name and age of each of our directors and each of the nominees with his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 1, 2013 (according to information received by the Company), other board memberships and the period during which he has served us as a director.

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)		Percent of Outstanding Shares
Names of Director Nominees
Class III (Term Expires 2013, New Term Will Expire 2016)
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of baked pies and pie pieces)	1984 to date	76	4,555		*
Thomas J. Lawley, M.D.	Dean of the Emory University School of Medicine from 1996 to 2013	2006 to date	66	3,000		*
John F. Wilson	President and Chief Operating Officer of the Company	To be elected	55	192,463		*
Class III (Current Term Expires 2013)
Wilton D. Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor)	1975 to date	93	7,593		*
Names of Directors Whose Terms Have Not Expired
Class I (Term Expires 2014)
R. Randall Rollins(3)	Chairman of Rollins, Inc; Chairman of the Board of the Company; Chairman of the Board of RPC, Inc. (oil and gas field services); and Chairman of the Board of Marine Products Corporation (boat manufacturing)	1968 to date	81	76,844,542	(4)	52.5
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex); and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks)	1960 to 1970; 1974 to date	86	1,622,000	(5)	1.1
James B. Williams	Chairman of the Executive Committee of SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998	1978 to date	79	101,250		*
Class II (Term Expires 2015)
Gary W. Rollins(3)	Vice Chairman and Chief Executive Officer of the Company	1981 to date	68	78,022,733	(6)	53.3
Larry L. Prince	Chairman of the Board of Directors of Genuine Parts Company (automotive parts distributor) from 1990 through February 2005 and Chief Executive Officer from 1989 through August 2004 of the Genuine Parts Company.	2009 to date	74	7,500		*

(1)
Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The

  Coca-Cola Company; R. Randall Rollins: Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc.; Gary W. Rollins, Genuine Parts Company. All persons named, with the exception of Thomas J. Lawley, M.D., in the above table are directors of RPC, Inc. and Marine Products Corporation.

  During the past five years, in addition to the companies listed above, some of the directors served on the board of directors of the following publicly traded companies: Prior to 2009, Larry L. Prince served as a director of SunTrust Banks, Inc., Crawford & Company, Equifax and John H. Harland Company.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
R. Randall Rollins and Gary W. Rollins are brothers.

(4)
See information contained in footnote (2) to the table appearing in the Stock Ownership of Certain Beneficial Owners and Management section.

(5)
Includes 119,977** shares of Common Stock of the Company held by a trust of which he is a Co Trustee and as to which he shares voting and investment power and 505 shares held in a wholly owned corporation. Also includes 1,518** shares held by his wife. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co Trustee but not a beneficiary.

(6)
See information contained in footnote (3) to the table appearing in Stock Ownership of Certain Beneficial Owners and Management section.

*
Less than 1% of outstanding shares.

**
Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

        The following information is furnished as of March 1, 2013, for each of our directors and each of the nominees:

Key Attributes, Experience and Skills of Directors

        R. Randall Rollins, 81, was elected a Director of Rollins, Inc. in 1968. Mr. Rollins has extensive knowledge of the Company's Business and Industry serving over 61 years at the Company. Mr. Rollins serves as Chairman of the Board of the Company. He has held the position of Chairman of the Board since October 1991. He is also Chairman of the Board for Marine Products Corporation as well as RPC, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a Director of SunTrust Banks, Inc. from 1995 to April 20, 2004.

        Gary W. Rollins, 68, was elected a Director of Rollins, Inc. in 1981. Mr. Rollins has extensive knowledge of the Company's Business and Industry serving over 45 years at the Company. He serves as Vice Chairman of the Company. In addition, Mr. Rollins is the Chief Executive Officer of the Company. Since 2001, Mr. Rollins has been a Director of Marine Products Corporation and a Director of RPC, Inc. since 1984. Since 2005, Mr. Rollins has served as a Director of Genuine Parts Company.

        Henry B. Tippie, 86, was elected a Director of Rollins, Inc. in 1974. He had previously been a director from 1960-1970. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as not only Controller but also Chief Financial Officer from 1953 until November 1970. Mr. Tippie has over 63 years of experience including being involved with publicly owned companies during the past 52 years in various positions including founder, CFO, CEO, President, Vice Chairman and Chairman of the Board as the case might be. He is currently Chairman of the Board for Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and additionally also a Director for Marine Products Corporation and RPC, Inc.

        Wilton D. Looney, 93, was elected a Director of Rollins, Inc. in 1975. Mr. Looney has extensive knowledge of the Company's Business serving as a Director for over 35 years. He is the Honorary

Chairman of the Board of Genuine Parts Company. Mr. Looney has been a Director of RPC, Inc. since January 1984 and a Director of Marine Products Corporation since 2001. Mr. Looney will be retiring from service on the Board of Directors at the conclusion of the Annual Meeting.

        James B. Williams, 79, was elected a Director of Rollins, Inc. in 1978. Mr. Williams brings extensive financial and management experience to our Board of Directors and has served over 34 years as a Director. He retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, RPC, Inc. and The Coca-Cola Company.

        Bill J. Dismuke, 76, was elected a Director of Rollins, Inc. in 1984. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors serving as Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has been a Director of RPC, Inc. and Marine Products Corporation since January 2005.

        Thomas J. Lawley, MD, 66, was elected a Director of Rollins, Inc. in 2006. Dr. Lawley brings extensive medical and management experience in the healthcare industry to the Board of Directors. He served as Dean of Emory University School of Medicine from 1996 to 2013. He has served on many boards and committees; including the National Institutes of Health study sections and the National Institute of Allergy and Infectious Diseases Council. He has served on the Board of Directors of the Association of American Medical Colleges. Dr. Lawley has been president of the Emory Medical Care Foundation, Emory's physician practice plan at Grady Hospital, and was on the board of the Emory Children's Center. He also has served on the boards of directors of the Emory Clinic and Emory Healthcare

        Larry L. Prince, 74, was elected a Director of Rollins, Inc. in 2009. Mr. Prince brings extensive management experience to our Board of Directors. He also served as Chairman of the Board from 1990 through February 2005 and as Chief Executive Officer from 1989 through August 2004 of Genuine Parts Company. Mr. Prince is also a Director of RPC, Inc. and Marine Products Corporation. Mr. Prince previously served as a director of SunTrust Banks, Inc., Crawford & Company, Equifax and John H. Harland Company.

        John F. Wilson, 55, is nominated to be elected as a Director of Rollins, Inc. On January 23, 2013, Mr. Wilson was promoted to President and Chief Operating Officer of the Company. He previously served as President of Orkin USA and as a Vice President of the Company. Mr. Wilson joined the Company in 1996 and has held various positions of increasing responsibility, including sales inspector, branch manager, Central Commercial region manager, Atlantic Division vice president, and president of the Southeast Division.

Our Board of Directors recommends a vote FOR the nominees above.

 PROPOSAL 2:

APPROVAL OF PERFORMANCE-BASED INCENTIVE CASH COMPENSATION
PLAN FOR EXECUTIVES

        The Internal Revenue Code prohibits the Company from taking an income tax deduction for remuneration paid during any fiscal year to its chief executive officer, chief financial officer and its three other most highly compensated executive officers to the extent that the remuneration of any such person exceeds $1 million during such fiscal year, excluding remuneration that qualifies as "performance-based compensation." Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, among other requirements, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.

        At the Annual Meeting, the stockholders will be asked to approve the terms relating to incentive compensation to be paid to the Company's executive officers pursuant to The Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "2013 Cash Incentive Plan"). Executive officers will be eligible to participate in the 2013 Cash Incentive Plan. Executive officers of the Company (of which there are currently seven) will be entitled to receive bonuses up to 100% of their base salaries, or a maximum dollar amount of $2,000,000 per individual per year, upon achievement of bonus performance goals, which shall be Rollins, Inc.'s achievement of pre-established performance goals in one or more of the following three targeted financial measures: revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year. The bonus performance goals for 2013 have been pre-established by the Compensation Committee and approved by the Board of Directors for all executive officers. For 2013, these performance goals will be measured by obtaining specific levels of the following: revenue growth, pre-tax profit plan achievement, and pre-tax profit improvement over the prior year. The Compensation Committee has set a maximum award of 100% of base salaries for fiscal year 2013 for Messrs. R. Randall Rollins and Gary W. Rollins. Messrs. John F. Wilson, Harry J. Cynkus and Eugene A. Iarocci have a maximum award potential of 60% of their base salaries for 2013. No bonuses will be payable under the 2013 Cash Incentive Plan if the Plan is not approved by stockholders at the Annual Meeting. For future years, goals will be set annually within 90 days after the commencement of the performance period to which such goals relate. The Company believes that the incentive-related provisions provide performance incentives that are and will be beneficial to the Company and its stockholders. This plan is intended to be in place until April 24, 2018.

        Since the amounts payable under the plan for the year ending December 31, 2013 are dependent on Rollins, Inc.'s future financial performance, the amounts are not currently determinable. However, the following table sets forth information regarding the theoretical maximum amounts that could be earned under the 2013 Cash Incentive Plan by each of the following executives for the fiscal year ending December 31, 2013.

 NEW PLAN BENEFITS

MAXIMUM PERFORMANCE-BASED INCENTIVE CASH COMPENSATION
FOR ROLLINS, INC. EXECUTIVE OFFICERS

Name and Position	Dollar Value of Maximum 2013 Salary($)(1)
Gary W. Rollins	$1,000,000
Chief Executive Officer
Harry J. Cynkus	$309,000
Senior Vice President, Chief Financial Officer
R. Randall Rollins	$900,000
Chairman of the Board
John F. Wilson	$315,000
President and Chief Operating Officer
Eugene A. Iarocci	$253,500
Vice President

(1)
This illustration shows the maximum in bonus compensation under the 2013 Cash Incentive Plan based on the awards approved under that plan. Actual 2013 bonuses may be less.

Our Board of Directors recommends a vote FOR the approval of the 2013 Cash Incentive Plan for the Executive Officers.

 PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. During fiscal 2012, Grant Thornton LLP served as the Company's independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

        Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company's independent registered public accounting firm.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2013 fiscal year.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS'
COMMITTEES AND MEETINGS

Board Meetings and Compensation

        The Board of Directors met five times during the year ended December 31, 2012. No director attended fewer than 75 percent of the Board meetings held during such director's term of service and meetings of committees on which he served during 2012. In addition, the Company has from time to time formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2012, the Company had no such committee.

        The Board of Directors has an Audit Committee, Compensation Committee, Diversity Committee and a Nominating and Governance Committee.

        Below is a summary of our committee structure and membership information. Mr. Wilton D. Looney will be retiring from service on the Board of Directors and the committee in which he serves at the conclusion of the Annual Meeting.

Board of Directors	Audit Committee	Compensation Committee	Diversity Committee	Executive Committee	Nominating & Governance Committee
R. Randall Rollins(1)				Member
Henry B. Tippie(2)	Chair	Chair	Chair		Chair
Wilton D. Looney	Member	Member	Member		Member
James B. Williams(2)	Member	Member	Member		Member
Bill J. Dismuke(2)	Member
Gary W. Rollins(3)				Member
Thomas J. Lawley M.D.
Larry L. Prince

(1)
Chairman of the Board of Directors

(2)
Financial Expert

(3)
Vice Chairman and Chief Executive Officer

Audit Committee

        The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton D. Looney, James B. Williams and Bill Dismuke. The Audit Committee held five meetings during the fiscal year ended December 31, 2012 including a meeting to review the Company's Form 10-K for the year ending December 31, 2011. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). The Board of Directors has also determined that all of the Audit Committee members are "Audit Committee Financial Experts" as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of the Company. The Audit Committee meets with the Company's independent public accountants, Vice President of Internal Audit, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls, specific accounting, and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors, as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company's website at www.rollins.com, under the Governance section.

Compensation Committee

        The Compensation Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton D. Looney and James B. Williams. It held two meetings during the fiscal year ended December 31, 2012. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the "controlled company" exemption under the NYSE rules, as described in the section titled "Director Independence and NYSE Requirements" below.

Diversity Committee

        The Diversity Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton D. Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2012. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton D. Looney and James B. Williams, each of whom is independent, as discussed above. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

  •
  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

  •
  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

  •
  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders' meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

        The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2012. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading "Director Independence and NYSE Requirements." We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Director Nominations

        Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Committee might define diversity in a particular instance—whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company's website at www.rollins.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company's corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors, which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board. The Company's by-laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company's by-laws. The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a shareholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 23, 2013 are directors standing for re-election, except for Messr. John F. Wilson who was recommended to the Nominating and Governance Committee as a director candidate by Messrs. R. Randall Rollins and Gary W. Rollins.

Board Leadership

        Since July 2001, the Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer. Randall R. Rollins is our Chairman and chairs our Board meetings. Gary W. Rollins is our Vice Chairman and Chief Executive Officer. John F. Wilson is our President and Chief Operating Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the Chief Executive Officer and President and Chief Operating Officer focus on optimizing operational efficiencies.

Risk Oversight by Board

        Our Board's oversight of risk has not been delegated to any Board Committee. "Risk" is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

        Controlled Company Exemption.    We have elected to be treated as a "controlled company" as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee's purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a "controlled company" because a group that includes the Company's Chairman, R. Randall Rollins and his brother, Gary W. Rollins, who is the Company's Vice Chairman and Chief Executive Officer of the Company and certain companies under their control, possesses in excess of fifty percent of our voting power. This means that they have the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

        The Company's Audit Committee is composed of four "independent" directors as defined by the Company's Corporate Governance Guidelines, the New York Stock Exchange rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company's Audit Committee Charter. The members of the Compensation and Nominating and Corporate Governance Committees are also entirely composed of independent directors. The Board of Directors has also concluded that Thomas L. Lawley and Larry L. Prince are "independent directors" under the Company's Corporate Governance Guidelines and the New York Stock Exchange listing standards.

        Independence Guidelines.    Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships, which are conclusively deemed material.

        The Company's Independence Guidelines (Appendix A to the Company's Corporate Governance Guidelines) are posted on the Company's website at www.rollins.com under the Governance section.

        Audit Committee Charter.    Under the Company's Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

        Nonmaterial Relationships.    After reviewing all of the relationships between the members of the Audit Committee, Messrs. Thomas J. Lawley, M.D. and Larry L. Prince, on the one hand, and the Company, on the other hand, the Board of Directors determined that none of them had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

  1.
  Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

  2.
  Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. R. Randall Rollins is also a director of these companies.

  3.
  Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children's Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children's Trust include the immediate family members of Gary and Randall Rollins.

  4.
  Mr. Dismuke was employed by the company from 1979 to 1984, and held several offices with the Company during that time, including Senior Vice President.

  5.
  Each of Messrs. Dismuke, Looney, Prince, Tippie and Williams also serve on the Boards of RPC, Inc. and Marine Products Corporation. Messrs. Gary and Randall Rollins are directors of RPC, Inc. and Marine Products Corporation, and have voting control over these companies. These companies are held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products Corporation.

  6.
  Thomas J. Lawley, M.D. was the Dean of the Emory University School of Medicine from 1996 to 2013. Various charitable contributions have been made by the O. Wayne Rollins Foundation to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is a director of Emory University.

        As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

        In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company's non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.rollins.com) under the heading "Governance." As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

        At the Company's website (www.rollins.com), under the heading "Governance," you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy.

Code of Business Ethics

        The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy applicable to the directors and the principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for the Company. Both codes are available on the Company's website at www.rollins.com.

Director Communications

        The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

    Mr. Henry B. Tippie
    c/o Internal Audit Department
    Rollins, Inc.
    2170 Piedmont Road, N.E.
    Atlanta, Georgia 30324

        The above instructions for communications with the directors are also posted on our website at www.rollins.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

 COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        None of the directors named above who serve on the Company's Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

DIRECTOR COMPENSATION

        The following table sets forth compensation to our directors for services rendered as a director for the year ended December 31, 2012. Two of our directors, Messrs R. Randall Rollins and Gary W. Rollins are our employees. The compensation for Messrs. R. Randall Rollins and Gary W. Rollins are set forth in the Summary Compensation Table under Executive Compensation. Other than Messrs Henry B. Tippie and Bill J. Dismuke, the directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock based awards, and do not participate in any Company sponsored retirement plans. Mr. Henry B. Tippie has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1970. Mr. Bill J. Dismuke has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1984.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Henry B. Tippie	105,500	—	—	105,500

Wilton Looney	51,000	—	—	51,000

James B. Williams	55,500	—	—	55,500

Bill J. Dismuke	48,500	—	—	48,500

Thomas J. Lawley, M.D.	36,000	—	—	36,000

Larry L. Prince	36,000	—	—	36,000

        Directors that are our employees do not receive any additional compensation for services rendered as a director.

        Under the current compensation arrangements, effective January 1, 2013, non-management directors each receive an annual retainer fee of $26,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of each of the Corporate Governance/Nominating Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Current per meeting fees for non-management directors are as follows:

  •
  For meetings of the Board of Directors, $2,500 and for meetings of the Compensation Committee, $2,000. For meetings of the Corporate Governance/Nominating Committee and Diversity Committee $1,500 and telephonic meetings of the Audit Committee, $2,500.

  •
  For in person meetings of the Audit Committee, $2,500. In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board and Board committee meeting.

        All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles, that is the responsibility of management.

        In fulfilling its oversight responsibilities with respect to the year ended December 31, 2012, the Audit Committee:

  •
  Approved the terms of engagement of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ended December 31, 2012;

  •
  Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company's independent public accounting firm prior to their release;

  •
  Reviewed and discussed with the Company's management and the Company's independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2012 and 2011 and for the three years ended December 31, 2012;

  •
  Reviewed and discussed with the Company's management and the independent registered public accounting firm, management's assessment that the Company maintained effective control over financial reporting as of December 31, 2012;

  •
  Discussed with the independent registered public accounting firm matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board; and

  •
  Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm's communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

        Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

        In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

        Submitted by the Audit Committee of the Board of Directors.

                      Henry B. Tippie, Chairman
                      Wilton D. Looney
                      James B. Williams
                      Bill Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

        During the fiscal year ended December 31, 2012, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company's compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plan for all the employees.

        The members of our Compensation Committee have extensive and varied experience with various public and private corporations as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Wilton D. Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

        The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount of form of executive compensation.

        The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee's members and their familiarity with the Company's performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels.

The Role of Shareholder Say-on-Pay Votes

        The Company provides its shareholders with the opportunity to cast an every three years advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of shareholders held in April 2011, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders' support of the Company's approach to executive compensation. The shareholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the shareholders' recommendation. As a result, the advisory vote on executive compensation will be held again at the 2014 annual shareholders' meeting. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

General Compensation Objectives and Guidelines

        The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation Committee the flexibility to take into account our operating performance and the individual performance of the executive.

        The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company's compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company's stockholders.

        The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

        Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of three elements. The three elements are salary, annual performance-based incentive compensation and grants of stock based awards such as restricted stock. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

        We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives "think like owners" and, therefore, aligns their interests with those of our stockholders.

        Effective November 1, 2006, we adopted a formal Stock Ownership Guidelines for our executive officers and note that our executive officers are significant stockholders of the Company, as disclosed elsewhere in this Proxy Statement. The purpose of these Guidelines is to align the interests of executives with the interests of stockholders and further promote our longstanding commitment to sound corporate governance.

        The Committee is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

        We expect that the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, the Committee may authorize compensation, which may not, in a specific case, be fully deductible by the Company.

        The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary

        The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive's performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. Effective January 1, 2013, the following adjustments were made to the base salaries of our executive officers: Gary W. Rollins $1,000,000 (no change from 2012); R. Randall Rollins $900,000 (no change from 2012); Harry J. Cynkus $515,000 ($15,000 increase from 2012); John F. Wilson $525,000 ($105,000 increase from 2012); and Eugene A. Iarocci $422,500 ($97,000 increase from 2012).

Performance-Based Plan

        At the annual meeting of stockholders held on April 22, 2008, the stockholders approved the terms of the Company's Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "Cash Incentive Plan"). Under the Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to 100 percent of their annual salaries, not to exceed a maximum amount of $2 million per individual per year, upon achievement of bonus performance goals which are pre-set every year by the Compensation Committee upon its approval of the performance bonus program for that year. The 2008 Cash Incentive Plan expires on April 23, 2013. The Board has submitted for approval of the stockholders at the Annual Meeting a new Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "2013 Cash Incentive Plan") which is more fully described on pages 11-12 entitled "Approval of Performance-Based Incentive Cash Compensation Plan for Executive Officers."

        For 2012, these performance goals for Messrs. R. Randall Rollins, Gary W. Rollins, Harry J. Cynkus and Eugene A. Iarocci were based on targeted revenue growth of the Company, targeted pre-tax profit growth of the Company, and increase in pre-tax profits over the previous year's pre-tax profit base of the Company. For 2012, the performance goal for Messr. John F. Wilson was based on targeted revenue growth of his divisional responsibilities, targeted pre-tax profit growth of the Company, increase in pre-tax profits over the previous year's pre-tax year profit base of his divisional responsibilities, and targeted pre-profit growth of his divisional responsibilities.

        For the Company revenue performance goal, Messrs. R. Randall Rollins and Gary W. Rollins were eligible to earn bonuses of between 5 and 35 percent of their respective annual salary and Messrs. Harry J. Cynkus and Eugene A. Iarocci were eligible to earn a bonus of between 1.25 percent and 15 percent of his respective annual salary. The minimum growth in revenue over prior year for these persons to be eligible to earn a bonus under this element of the Cash Incentive Plan for 2012 was 3.65 percent. Because the actual increase in Company revenues in 2012 over base year revenues was

5.5 percent, this resulted in bonuses of 34.9 percent of salary for Messrs. R. Randall Rollins and Gary W. Rollins, and 15.0 percent of salary for Messrs. Harry J. Cynkus and Eugene A. Iarocci.

        For the divisional revenue performance goal, Messr. John F. Wilson was eligible to earn a bonus of between 1.25 percent and 15 percent of his annual salary. The minimum growth in divisional revenue over the prior year revenue base to earn a bonus under this element under the Cash Incentive Plan for 2012 was set at a level that the Company believes was moderately difficult to achieve. Based upon the actual increase in his divisional revenues, this resulted in a bonus of 15 percent of salary for Messr. John F. Wilson

        For the Company pre-tax profit to plan performance goal, Messrs. R. Randall Rollins and Gary W. Rollins were eligible to earn bonuses of between 15 and 40 percent of their respective annual base salary. Messrs. Harry J. Cynkus and Eugene A. Iarocci were eligible to receive a bonus of between 10 and 20 percent of their respective annual salary, and Messr. John F. Wilson was eligible to receive a bonus of between 2.5 and 10 percent of his annual salary. The minimum growth in Company pre-tax profit for 2012 was 2.7 percent of the corresponding amount for 2011. The Company's 2012 performance resulted in an actual increase in pre-tax profit over the 2011 base amount of 9.7 percent. This resulted in bonuses of 28.6 percent of salary for Messrs. R. Randall Rollins and Gary W. Rollins, 14.3 percent of salary for Messrs. Harry J. Cynkus and Eugene A. Iarocci, and 7.1 percent of salary for Messr. John F. Wilson.

        For the element of the Cash Incentive Plan tied to the increase in Company pre-tax profit over the prior year base amount, Messrs. R. Randall Rollins, Gary W. Rollins, Harry J. Cynkus and Eugene A. Iarocci were eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

	Rate of Participation in Increase in Pre-Tax Profits Exceeding 2011 Pre-Tax Profit Base	Maximum Amount of Participation as Percentage of Annual Salary

Gary W. Rollins	1.149%	25%

R. Randall Rollins	1.034%	25%

Harry J. Cynkus	0.345%	15%

Eugene A. Iarocci	0.345%	15%

        The Company's 2011 pre-tax profit base was $161,096,000. For this element of the Cash Incentive Plan, the Company's 2012 performance resulted in bonuses of 17.9 percent of salary for Messrs. R. Randall Rollins and Gary W. Rollins, and 10.7 percent of salary for Messrs. Harry J. Cynkus and Eugene A. Iarocci.

        For the element of the Cash Incentive Plan tied to the increase in divisional pre-tax profit before corporate overhead over the prior year base amount, Messr. John F. Wilson was eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

	Rate of Participation in Increase in Brand Contribution before Overhead	Maximum Amount of Participation as Percentage of Annual Salary

John F. Wilson	0.315%	15%

        Based on the actual increases in divisional pre-tax profit over the prior year base amount, Messr. John F. Wilson earned 12.8 percent of his salary.

        Messr. John F. Wilson has a component of his bonus under the Cash Incentive Plan based on his divisional pre-tax profit before corporate overhead to plan, for which he is eligible to earn bonus of between 10 and 20 percent of his annual salary. The minimum growth in divisional pre-tax profit to earn a bonus under this element of the Cash Incentive Plan for 2012 was set at a level that the Company believes was moderately difficult to achieve. Actual performance resulted in bonus of 18.4 percent of salary for Messr. John F. Wilson.

        Messrs. Harry J. Cynkus and Eugene A. Iarocci also participate in the Home Office Bonus Plan. Under this plan, the participants may receive a bonus of up to 5 percent of their respective annual salary for achievement of the participant's budgeted expense goal (which the Company does not consider a material part of the Company's compensation of its executive officers) and 5 percent of annual salary for achievement of qualitative and subjective internal customer service survey results. Messrs. Harry J. Cynkus and Eugene A. Iarocci each received 5 percent of their respective annual salary as a bonus for the budgeted expense component of the Home Office Bonus Plan. In addition, Messr. Harry J. Cynkus received 3.75 percent and Messr. Eugene A. Iarocci received 3.55 percent of their respective annual salary for the internal customer service survey component of that bonus plan. Historically, the expense goal components of the bonus plan have been achieved and 75 percent of the internal customer service survey component of the bonus plan has been achieved.

        The amount of bonuses under each performance component of the Company's Cash Incentive Plan is determined based upon straight-line interpolation of the applicable formula for each such component without the use of discretion. In addition to any bonuses earned under the Cash Incentive Plan or Home Office Plan, the Compensation Committee has the authority to award discretionary bonuses.

Equity Based Awards

        Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and have no immediate plans to issue additional stock options. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

        Awards under the Company's Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2011, 2012 and 2013 as follows:

Name	2011	2012	2013

Gary W. Rollins	50,000	50,000	50,000

R. Randall Rollins	45,000	45,000	45,000

Harry J. Cynkus	35,000	20,000	15,000

John F. Wilson	25,000	20,000	20,000

Eugene A. Iarocci	25,000	20,000	20,000

        The amount of the aggregate stock based awards to our executive officers in any given year is influenced by the Company's overall performance. The amount of each grant to our executive officers is influenced in part by the Committee's subjective assessment of each individual's respective contributions to achievement of the Company's long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee's subjective assessment of each individual's relative contribution to that performance rather than specific aspects of each individual's performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

        To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or retirement on or after age 65), the unvested shares will be forfeited. In the event of a "change in control" as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

        Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee considers the overall performance and the performance of individual employees.

Employment Agreements

        There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

        The Company maintains a defined benefit plan (Rollins, Inc. Retirement Income Plan) for employees hired prior to January 1, 2002, a non-qualified retirement plan (Rollins, Inc. Deferred Compensation Plan) for our executives and highly compensated employees, and a 401(k) plan (Rollins 401(k) Plan) for the benefit of all of our eligible employees.

        The Company froze the Rollins, Inc. Retirement Income Plan effective June 30, 2005. The Rollins, Inc. Deferred Compensation Plan also provides other benefits as described below under "Nonqualified Deferred Compensation" on pages 36-37.

Other Compensation

        Other compensation to our executive officers includes group welfare benefits including group medical, dental and vision coverage, and group life insurance. The Company provides certain perquisites to its executive officers, which are described below under "Executive Compensation." The Company requires that its Chairman and its President and CEO use Company or other private aircraft for air travel whenever practicable for security reasons.

        The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the above Compensation Discussion and Analysis with management.

        Based upon this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Henry B. Tippie, Chairman
Wilton D. Looney
James B. Williams

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2012, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except seven. On January 26, 2012, Messr. John F. Wilson filed a Form 4 after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of restricted stock awards. On January 27, 2012, Messr. Robert J. Wanzer filed a Form 4 after its due date reporting restricted stock awards. On January 31, 2012, Messrs. Eugene A. Iarocci and Thomas E. Luczynski filed a Form 4 after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of restricted stock awards. On February 2, 2012, a Form 4 was filed after its due date reporting the delivery of common stock in payment of a tax liability associated with the vesting of restricted stock awards by Messr. John F. Wilson. On June 4, 2012, Messr. Thomas E. Luczynski filed a Form 4 after the due date with respect to the May 30, 2012 sale of shares of Rollins, Inc. common stock. On January 22, 2013, Messr. Eugene A. Iarocci filed a Form 4 after its due date with respect to the November 13, 2012 and November 21, 2012 sale of shares of Rollins, Inc. common stock.

 EXECUTIVE COMPENSATION

        Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2012, 2011, and 2010 of those persons who were at December 31, 2012:

  •
  our Principal Executive Officer and Principal Financial Officer; and

  •
  our three other most highly compensated executive officers whose total annual salary exceeded $100,000; and

  •
  two individuals, if any, for whom disclosure would have been provided but for fact the individual was not serving as an executive officer at December 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Cash Bonus ($)	Stock awards ($)(2)	Non-equity incentive plan compensation ($)(1)(3)	Change in pension value and non-qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)

Gary W. Rollins	2012	1,000,000	—	1,137,000	813,498	435,675	169,172	3,555,345
Chief Executive Officer	2011	1,000,000	—	965,000	827,242	308,482	165,056	3,265,780
	2010	1,000,000	—	919,000	935,111	293,651	169,651	3,317,413

Harry J. Cynkus	2012	500,000	—	454,800	243,625	38,735	20,633	1,257,793
Chief Financial Officer	2011	500,000	—	675,500	225,111	12,068	28,021	1,440,700
	2010	470,000	—	551,400	244,614	13,074	29,456	1,308,544

R. Randall Rollins	2012	900,000	—	1,023,300	732,149	5,465	45,046	2,705,960
Chairman of the Board	2011	900,000	—	868,500	744,608	1,279	51,479	2,565,866
	2010	900,000	—	827,100	841,690	685	49,694	2,619,169

John F. Wilson(6)	2012	420,000	—	454,800	224,141	56,506	24,896	1,180,343
President and Chief	2011	400,000	—	482,500	193,195	80,180	31,079	1,186,954
Operating Officer

Eugene A. Iarocci	2012	325,500	—	454,800	157,851	16,248	19,860	974,259
Vice President

(1)
Messr. Harry J. Cynkus deferred $114,572 in salary and bonus compensation in 2012 related to 2011 that was paid in 2012, and deferred $108,854 and $62,386 in salary and bonus compensation related to 2010 and 2009, respectively that were paid in 2011 and 2010, respectively. In addition, Messr. John F. Wilson deferred $173,272 in salary and bonus compensation in 2012 related to 2011 that was paid in 2012, and deferred $86,852 in salary and bonus compensation related to 2010 that was paid in 2011. Messr. Eugene A. Iarocci deferred $87,725 in salary and bonus compensation related to 2011 that was paid in 2012.

(2)
These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal years 2012, 2011 and 2010 for current and prior year grants in accordance with FASB ASC Topic 718. Please refer to Note 14 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2012 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)
Bonuses under the performance-based incentive cash compensation plan are accrued in the fiscal year earned and paid in the following fiscal year.

(4)
Pension values decreased as followed: In 2012, R. Randall Rollins ($7,474) and in 2011, R. Randall Rollins ($14,038). Non-Qualified Deferred compensation values decreased as follows: In 2011, Harry J. Cynkus ($36,613) and John F. Wilson ($7,910)

(5)
All other compensation includes the following items for:

Mr. Gary W. Rollins:	$7,500 of Company contributions to the employee's account of the Rollins 401(k) plan; $120,288 of incremental costs to the Company for personal use of the Company's airplane (calculated based on the actual variable costs to the Company for such usage); auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company's executive dining room; and use of Company storage space.
Mr. Harry J. Cynkus:
$7,500 of Company contributions to the employee's account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. R. Randall Rollins:
$7,500 Company contributions to the employee's account of the Rollins 401(k) plan; Company provided auto allowance and related vehicle expenses; incremental cost to the Company for use of the Company's executive dining room; and use of Company storage space.
Mr. John F. Wilson:
$7,500 Company contributions to the employee's account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room
Mr. Eugene A. Iarocci:
$7,500 Company contributions to the employee's account of the Rollins 401(k) plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room
(6)
Mr. John F. Wilson was named President and Chief Operating Officer effective January 23, 2013 and prior to date served as Vice President.

 GRANTS OF PLAN-BASED AWARDS IN 2012

        The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2012 to the executives named in our SUMMARY COMPENSATION TABLE. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave the Company's employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company's 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
							Grant Date Fair Value of Stock and Option Awards(3)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

Gary W. Rollins	01/24/12	(1)	1	634,600	1,000,000
	01/24/12					50,000	$1,137,000

Harry J. Cynkus	01/24/12	(2)	1	211,650	300,000
	01/24/12					20,000	$454,800

R. Randall Rollins	01/24/12	(1)	1	571,140	900,000
	01/24/12					45,000	$1,023,300

John F. Wilson	01/24/12	(1)	1	199,500	252,000
	01/24/12					20,000	$454,800

Eugene A. Iarocci	01/24/12	(1)	1	137,038	195,300
	01/24/12					20,000	$454,800

(1)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan in January 2012. The payment of actual awards was approved in January 2013. The amounts of the actual payments are included in the Summary Compensation Table.

(2)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan and the Home Office Cash Incentive Plan in January 2012. The payment of actual awards was approved in January 2013. The amounts of the actual payments are included in the Summary Compensation Table.

(3)
These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2012 under our Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 14 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2012 for a discussion of assumptions used in this computation. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

        There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer. All of the named executive officers participate in the Company's Cash Incentive Plan. Bonus awards under the Cash Incentive Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 100 percent of base salary or $2 million per individual per year, whichever is less. Under the Cash Incentive Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals, which are set in the annual program adopted under the plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of preset pretax profit targets, and pretax profit improvement over the prior year. For 2012, these performance goals were measured by obtaining specific levels of the following: revenue growth, pre-tax profit plan achievement, and pre-tax profit improvement over the prior year. The Compensation Committee set a maximum award for fiscal year 2012 of 100 percent of the executive's base salaries for Messrs. R. Randall Rollins and Gary W. Rollins. Messrs. Harry J. Cynkus, John F. Wilson and Eugene A. Iarocci have a maximum award of 60 percent of their base salaries for fiscal year 2012. In addition, Messrs. Harry J. Cynkus and Eugene A. Iarocci participate in the Home Office Plan. Under this Plan, the participants may receive a bonus of up to 5 percent of the participant's annual salary for achievement of the participant's expense plan and an additional 5 percent of annual salary for achievement of internal customer service survey results. Unless sooner amended or terminated by the Compensation Committee, the current Cash Incentive Plan will be in place until April 23, 2013. The Board has submitted for approval of the stockholders at the Annual Meeting a new Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "2013 Cash Incentive Plan") which is more fully described on pages 11-12 entitled "Approval of Performance-Based Incentive Cash Compensation Plan for Executive Officers."

        The named executive officers while employed are also eligible to receive options and restricted stock under the Company's stock incentive plan, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company's Deferred Compensation Plan. The executive officers participate in the Company's regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and unexercisable. As we have not issued any stock options since 2003, the grant dates for all of these options are from fiscal year ended 2003 and earlier. The table below also sets forth the total number of restricted shares of Common Stock that were granted in 2012 and in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $22.04 the closing price of our Common Stock on December 31, 2012.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Gary W. Rollins	—	—	—	—	246,250	5,427,350

Harry J. Cynkus	—	—	—	—	130,000	2,865,200

R. Randall Rollins	—	—	—	—	220,500	4,859,820

John F. Wilson	—	—	—	—	78,000	1,719,120

Eugene A. Iarocci	—	—	—	—	78,000	1,719,120

(1)
The Company has granted restricted shares for the named executive officers that vest 20% annually beginning on the second anniversary of the grant date. Shares of the restricted stock granted to the executive officers that have not vested as of December 31, 2012 are summarized in the table that follows:

Name	Number of shares Granted	Grant Date	Date fully vested

Gary W. Rollins	56,250	1/23/2007	1/23/2013
	75,000	4/22/2008	4/22/2014
	75,000	1/27/2009	1/27/2015
	75,000	1/26/2010	1/26/2016
	50,000	1/25/2011	1/25/2017
	50,000	1/24/2012	1/24/2018

Harry J. Cynkus	22,500	1/23/2007	1/23/2013
	30,000	1/22/2008	1/22/2014
	37,500	1/27/2009	1/27/2015
	45,000	1/26/2010	1/26/2016
	35,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018

R. Randall Rollins	45,000	1/23/2007	1/23/2013
	67,500	4/22/2008	4/22/2014
	67,500	1/27/2009	1/27/2015
	67,500	1/26/2010	1/26/2016
	45,000	1/25/2011	1/25/2017
	45,000	1/24/2012	1/24/2018

John F. Wilson	22,500	1/22/2008	1/22/2014
	30,000	1/26/2010	1/26/2016
	25,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018

Eugene A. Iarocci	22,500	1/22/2008	1/22/2014
	30,000	1/26/2010	1/26/2016
	25,000	1/25/2011	1/25/2017
	20,000	1/24/2012	1/24/2018

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth:

  •
  the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2012.

  •
  the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

  •
  the number of shares of restricted Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2012.

  •
  the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary W. Rollins	—	—	67,500	1,464,375

Harry J. Cynkus	—	—	31,500	696,810

R. Randall Rollins	—	—	56,250	1,215,945

John F. Wilson	—	—	15,000	333,750

Eugene A. Iarocci	—	—	15,000	333,750

 PENSION BENEFITS

        The Company's Retirement Income Plan, a trustee defined benefit pension plan, provides monthly benefits upon retirement at or after age 65 to eligible employees. In the second quarter of 2005, the Company's Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 is $238,356 for Mr. Gary W. Rollins, $11,280 for Mr. Harry J. Cynkus, $82,056 for Mr. R. Randall Rollins, $11,676 for John F. Wilson and $0 for Eugene A. Iarocci. The Plan also provides reduced early retirement benefits under certain conditions.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Gary W. Rollins	Pension Plan	35	$2,754,851	—

Harry J. Cynkus	Pension Plan	6	$131,641	—

R. Randall Rollins	Pension Plan	21	$526,127	$82,056

John F. Wilson	Pension Plan	8	$98,273	—

Eugene A. Iarocci	Pension Plan	—	—	—

(1)
The actuarial present value of the executive's accumulated benefit under the Retirement Income Plan is computed as of the measurement date used for financial statement reporting purposes and the valuation method and material assumptions applied are set forth in Note 13 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2012. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

 NONQUALIFIED DEFERRED COMPENSATION

        On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the named executive officers are eligible.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings/(losses) in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)

Gary W. Rollins	—	—	5,465	—	48,967

Harry J. Cynkus	114,572	—	21,626	—	631,892

R. Randall Rollins	—	—	5,465	—	48,967

John F. Wilson	173,272	—	38,412	—	533,046

Eugene A. Iarocci	87,725	—	16,248	—	212,241

(1)
Includes the following amounts related to the base salary for 2012 which have been deferred by the executive officer pursuant to the Deferred Compensation Plan and the bonus compensation amounts deferred related to 2011 that were paid in 2012 which are included in the Summary Compensation Table: Mr. Harry J. Cynkus: $114,572, Mr. John F. Wilson $173,272 and Mr. Eugene A. Iarocci $87,725.

(2)
Reflects the amounts for each of the named executive officers, which are reported as compensation to such named executive officer in the "All Other Compensation" column of the Summary Compensation Table on page 28.

        The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The annual bonus deferral percentage was amended to allow participants the ability to defer up to 85%, beginning with bonuses earned in 2007 and paid in 2008. The Company may make discretionary contributions to participant accounts.

        Under the Deferred Compensation Plan, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Plan in which a participant participates.

        Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain "Measurement Funds." Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant's selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. The Company has established a "rabbi trust," which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company's obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

        Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant's death, disability, retirement or other termination of employment (a "Termination Event"). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

401(k) PLAN

        Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The forms of benefit payment under the 401(k) Plan are dependent upon the vested account balance. If the vested assets are greater than $1,000 up to and including $5,000, a participant may roll their money into another qualified plan or it will be rolled into a Prudential Individual Retirement Account. If the participant has more than $5,000 invested assets, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 70 1/2. While employed, a participant may withdraw a certain amount of his pre-tax and rollover contributions upon specified instances of financial hardship, and may withdraw all or any portion of his pre-tax and rollover account after attaining the age of 59 1/2. A participant may withdraw all or any portion of his after-tax account at any time and for any reason. Amounts contributed by the Company to the accounts of Named Executives under this plan are included in the "All Other Compensation" column of the Summary Compensation Table above on page 28.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following table describes the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the "Pension Benefits" section on page 35. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the "Nonqualified Deferred Compensation" section on pages 36-37. The table below shows the incremental restricted shares that would become vested as of December 31, 2012, at the closing market price of $22.04 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

		Stock Awards

Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock

Gary W. Rollins	Retirement	28,596	$630,255
	Death	246,250	$5,427,350
	Disability	116,580	$2,569,420
	Change in Control	246,250	$5,427,350

Harry J. Cynkus	Retirement	—	—
	Death	130,000	$2,865,200
	Disability	60,694	$1,337,705
	Change in Control	130,000	$2,865,200

R. Randall Rollins	Retirement	9,000	$198,360
	Death	220,500	$4,859,820
	Disability	103,813	$2,288,027
	Change in Control	220,500	$4,859,820

John F. Wilson	Retirement	—	—
	Death	78,000	$1,719,120
	Disability	30,083	$663,036
	Change in Control	78,000	$1,719,120

Eugene A. Iarocci	Retirement	—	—
	Death	78,000	$1,719,120
	Disability	30,083	$663,036
	Change in Control	78,000	$1,719,120

        Accrued Pay and Regular Retirement Benefits.    The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

  •
  Accrued salary and vacation pay

  •
  Distributions of plan balances under the 401(k) plan, as described at "401(k) Plan" above.

  •
  Nonqualified Deferred Compensation

  •
  The value of option continuation upon termination, as described below. When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) as follows:

  •
  Permanent Disability—one year after termination

  •
  Death—six months after the date of death

  •
  Normal or Early Retirement—one day less than three months after retirement

  •
  The termination of employment for any reason shall not accelerate the vesting of options.

        Incremental Pension Benefit.    The amounts shown in the table represent the present value of payments under the Retirement Plan if termination occurred on December 31, 2012.

        Change in Control or Severance.    The Company does not have any severance for its executive officers. However, upon the occurrence of a "Change in Control," as determined by the Board of Directors, all unvested Time-Lapse Restricted Stock shall immediately vest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        A group that includes the Company's Chief Executive Officer Gary W. Rollins and his brother Chairman of the Board R. Randall Rollins and certain companies under their control possesses in excess of fifty percent of the Company's voting power. Please refer to the discussion above under the heading, "Corporate Governance and Board of Directors' Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption." The group discussed above also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company's directors, with the exception of Thomas J. Lawley, M.D., are also directors of RPC, Inc. and Marine Products Corporation.

        Our Code of Business Ethics and Related Party Transactions Policy for Executive Officers and Directors provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company's corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available at our website (www.rollins.com) under the heading "Corporate Governance." All related party transactions for fiscal year ended December 31, 2012 were reviewed, approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Code.

        The Company provides certain administrative services and rents office space to RPC, Inc. ("RPC") (a company of which Mr. R. Randall Rollins is also Chairman and which is otherwise affiliated with the

Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled less than $0.1 million for the years ended December 31, 2012, 2011 and 2010.

        The Company rents office, hanger and storage space to LOR, Inc. ("LOR") (a company controlled by R. Randall Rollins and Gary W. Rollins). Charges to LOR (or corporations which are subsidiaries of LOR) for rent totaled $1.1 million for the year ended December 31, 2012, $1.0 million for the year ended Decemb er 31, 2011 and $0.9 million for the year ended in 2010.

        All transactions were approved by the Company's Nominating and Governance Committee of the Board of Directors.

 INDEPENDENT PUBLIC ACCOUNTANTS

Principal Auditor

        Grant Thornton has served as the Company's independent registered public accountants for the fiscal years ended December 31, 2012 and 2011.

        The Audit Committee has appointed Grant Thornton as Rollins, Inc.'s independent public accountants for the fiscal year ending December 31, 2013. Grant Thornton has served as the Company's independent auditors for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2012	2011
Audit Fees(1)	$1,264,862	$1,109,319
Audit-Related Fees	—	—
All Other Fees	—	—

Total	$1,264,862	$1,109,319

(1)
Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

        All of the services described above were pre-approved by the Company's Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors' independence. All of the hours expended on the principal accountant's engagement to audit the financial statements of the Company for the years 2012 and 2011 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

        The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.

 STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at the Company's 2014 Annual Meeting of the Stockholders must be received by the Company by November 15, 2013 in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's 2014 Annual Meeting as to which the proponent fails to notify the Company on or before January 29, 2014. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 23, 2014, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

        With respect to stockholder nomination of directors, the Company's by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than ninety nor more than 130 days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company's bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 23, 2014 and no earlier than December 14, 2013, with respect to directors to be elected at the 2014 Annual Meeting of Stockholders.

EXPENSES OF SOLICITIATION

        The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made primarily by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $6,500 plus shipping expenses.

ANNUAL REPORT

        Our Annual Report as of and for the year ended December 31, 2012 is being provided to you with this proxy statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

        On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Harry J. Cynkus, Senior Vice President, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

 OTHER MATTERS

        Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors
Thomas E. Luczynski Secretary

Atlanta, Georgia
March 18, 2013

Thank You Thank you for being a shareholder and for the trust you have in Rollins, Inc.

1960	Rollins, Inc. originally Rollins Broadcasting went public offering 110,000 common shares at $8.00 per share
10	The number of stock splits – first in 1965 and most recently in 2010
$1.3 Million	Approximately how much one hundred shares of common stock purchased for $8 in 1961 would be worth today (with all dividends reinvested annually)
$7.4 Million	Company's approximate market capitalization in 1961
$3.6 Billion	Company's approximate market capitalization today

To learn more, visit our website, www.rollins.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rollins, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ROLLINS, INC. 2170 PIEDMONT ROAD, N.E. ATLANTA, GEORGIA 30324 M52680-P34448 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ROLLINS, INC. Withhold All For All For All Except THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3. Vote on Directors 1. Election of the three Class III nominees to the Board of Directors to serve for a term of three years: Nominees: 01) Bill J. Dismuke 02) Thomas J. Lawley, M.D. 03) John F. Wilson For Against Abstain Vote on Proposals 2. To approve the Performance-Based Incentive Cash Compensation Plan for Executive Officers. 3. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for 2013. 4. IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. For address changes and/or comments, please check this box and write them on the back where indicated Please indicate if you plan to attend this meeting. Yes No Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Control Number

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M52681-P34448 ROLLINS, INC. PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS, INC. ANNUAL MEETING OF STOCKHOLDERS April 23, 2013 The undersigned stockholders hereby appoints Gary W. Rollins and R. Randall Rollins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Rollins, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M., Eastern Time on April 23, 2013, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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ROLLINS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS 2170 Piedmont Road, N.E., Atlanta, Georgia 30324
PROXY STATEMENT
SOLICITATION OF AND POWER TO REVOKE PROXY
CAPITAL STOCK
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors recommends a vote FOR the nominees above.
PROPOSAL 2: APPROVAL OF PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN FOR EXECUTIVES
NEW PLAN BENEFITS MAXIMUM PERFORMANCE-BASED INCENTIVE CASH COMPENSATION FOR ROLLINS, INC. EXECUTIVE OFFICERS
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2012
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
401(k) PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITIATION
ANNUAL REPORT
FORM 10-K
OTHER MATTERS